UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 5, 2014

MARTIN MIDSTREAM PARTNERS L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 Stone Road

Kilgore, TX 75662

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code: (903) 983-6200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment No. 1”) amends the Current Report on Form 8-K filed by Martin Midstream Partners L.P. (the “Partnership”) with the Securities and Exchange Commission on May 5, 2014 (the “Original Filing) solely for the purpose of attaching the Credit Agreement Amendment (as defined below) as an exhibit. Except as stated herein, this Amendment No. 1 does not modify or update any other information contained in the Original Filing.

Item 1.01.    Entry into a Material Definitive Agreement.

On May 5, 2014, Martin Operating Partnership L.P. (the “Operating Partnership”), a wholly owned subsidiary of the Partnership, and the Partnership entered into a Second Amendment to Third Amended and Restated Credit Agreement (the “Credit Agreement Amendment”), which amended that certain Third Amended and Restated Credit Agreement, dated as of March 28, 2013, by and among the Operating Partnership, as the borrower, the Partnership, and Royal Bank of Canada, as administrative agent and collateral agent for the lenders and as L/C Issuer and a lender, and the other lenders party thereto (the “Credit Agreement”), as amended.

The summary of the Credit Agreement Amendment set forth in the Original Filing does not purport to be complete and is qualified in its entirety by the Credit Agreement Amendment, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Amendment No. 1 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.2	Second Amendment to Third Amended and Restated Credit Agreement, dated as of May 5, 2014, among the Partnership, the Operating Partnership, Royal Bank of Canada and the other Lenders as set forth therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.

By:	Martin Midstream GP LLC,
Its General Partner

Date: May 6, 2014	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President, Treasurer and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.2	Second Amendment to Third Amended and Restated Credit Agreement, dated as of May 5, 2014, among the Partnership, the Operating Partnership, Royal Bank of Canada and the other Lenders as set forth therein